                                                                    EXHIBIT 99.1

            INNOTRAC CORPORATION ANNOUNCES 2003 FIRST QUARTER RESULTS

ATLANTA, GA (April 29, 2003) - Innotrac Corporation (NASDAQ: INOC), a full-service provider of order processing, order fulfillment and call center services, today announced financial results for the first quarter ended March 31, 2003. The Company reported revenues of $18.3 million and a net loss of $892,000 or an $0.08 loss per share for the first quarter.

"Our results were commensurate, and in several areas slightly better, than what we budgeted for the quarter and we are still comfortable with the goals we previously articulated for the full year. Fee revenues as compared to the same quarter last year were steady. We are pleased with our gross margins as they strengthened to 53% for the quarter. Furthermore, we generated $304,000 in EBITDA, which also exceeded our first quarter plan. The only difference between EBITDA and GAAP operating loss, or EBIT, are non-cash depreciation and amortization charges of approximately $1.5 million. Capital investment in the first quarter was minimal and will remain at modest levels throughout the year. With new business starting up in the second quarter and increased operating efficiencies, we remain confident about our abilities to propel the Company to sustainable profitability during the second half of this year," stated Scott D. Dorfman, President and Chief Executive Officer.

Innotrac Corporation will hold a conference call to discuss this release this evening, April 29, at 5:00 p.m. Eastern Daylight Time. Investors can listen to the conference call live by dialing 1-800-291-3901 or 706-634-6500 (Conference
ID: 9797783) or by logging on to www.innotrac.com and clicking on "Webcasts and Presentations" in the "Company" section. The Webcast will be archived and available for 48 hours at the same Web address. Additionally, a 48-hour audio playback will be available at 1-800-642-1687 or 706-645-9291 (Conference ID
Number: 9797783).

ABOUT INNOTRAC
Innotrac Corporation, founded in 1984 and based in Atlanta, Georgia, is a full-service provider of order processing, order fulfillment and call center services. The Company operates fulfillment and call centers in various cities spanning all four time zones across the continental United States. For more information about Innotrac, visit the Innotrac Web site, www.innotrac.com . Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Innotrac's operating results, performance or financial condition are competition, the demand for Innotrac's services, Innotrac's ability to retain its clients, the state of the telecommunications industry in general, Innotrac's ability to maintain profit margins in the face of pricing pressures and numerous other factors discussed in Innotrac's 2002 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission.

CONTACT

Jennifer Sekel Church
Investor Relations
678-584-4055
jsekelchurch@innotrac.com

                                       ###

                              INNOTRAC CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                             THREE MONTHS ENDED
                                                 MARCH 31,
                                                (UNAUDITED)
                                          -------------------------
                                            2003             2002
                                          --------         --------

Revenues                                  $ 15,998         $ 16,330
Reimbursable costs                           2,336            4,718
                                          --------         --------
     Total revenue                          18,334           21,048

Cost of revenues:
    Cost of revenues                         6,323            6,989
    Reimbursable costs                       2,336            4,718
    Special (credit) charges                    --             (293)
                                          --------         --------
        Total cost of revenues               8,659           11,414
                                          --------         --------
    Gross profit                             9,675            9,634
    Selling, general and
        administrative expenses              9,371            7,794
    Special (credit) charges                    --             (962)
                                          --------         --------
EBITDA                                         304            2,802
    Depreciation and amortization            1,469            1,218
                                          --------         --------
        Total operating expenses            10,840            8,050
                                          --------         --------
Operating (loss) income                     (1,165)           1,584
    Other expense (income), net                240               (4)
                                          --------         --------
(Loss) income before income taxes           (1,405)           1,588
    Income tax benefit (provision)             513             (622)
                                          --------         --------
Net (loss) income                         $   (892)        $    966
                                          ========         ========

Earnings per share:
    Basic                                 $  (0.08)        $   0.08
                                          ========         ========
    Diluted                               $  (0.08)        $   0.08
                                          ========         ========

Weighted average shares
    outstanding:
    Basic                                   11,422           11,516
    Diluted                                 11,422           11,790


Note: these statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 2003

                              INNOTRAC CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   THREE MONTHS ENDED
                                                                       MARCH 31,
                                                                      (UNAUDITED)
                                                                ------------------------
                                                                 2003            2002
                                                                -------         --------

CASH FLOW FROM OPERATING ACTIVITIES:
Net (loss) income                                               $  (892)        $    966
Adjustments to net income:
       Depreciation and amortization                              1,469            1,218
       Loss on impairment and disposal of fixed assets               --              501
       Deferred income taxes                                       (513)           1,324
       Amortization of deferred compensation                         18               18
       Realized gain on sale of marketable securities                --              (76)
       Changes in working capital:
            Accounts receivable, net                             (2,035)          (8,017)
            Inventories                                           3,229            6,418
            Prepaid assets and other                                (10)            (920)
            Accounts payable, accrued expenses and other         (7,182)           3,002
                                                                -------         --------
       Cash (used in) provided by operating activities           (5,916)           4,434
                                                                -------         --------

CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures                                               (397)          (2,821)
Payment for business acquired                                        --          (13,727)
Sale of marketable securities                                        --              511
                                                                -------         --------
       Cash used in investing activities                           (397)         (16,037)
                                                                -------         --------

CASH FLOW FROM FINANCING ACTIVITIES:
Net borrowings under line of credit                               5,688            2,334
Repayment of long term debt                                         (36)             (71)
Loan fees paid                                                       --               --
Sale of treasury stock shares                                        47               --
                                                                -------         --------
       Cash used in financing activities                          5,699            2,263
                                                                -------         --------

Net decrease in cash                                               (614)          (9,340)
Cash, beginning of period                                           961            9,413
                                                                -------         --------
Cash, end of period                                             $   347         $     73
                                                                =======         ========


Note: these statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 2003

                              INNOTRAC CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                            MARCH 31,     December 31,
                                                              2003            2002
                                                           -----------    ------------
                                                           (Unaudited)      (Audited)

                                ASSETS
Current Assets:
    Cash                                                     $   347        $   961
    Accounts receivable, net                                  16,238         14,203
    Inventories, net                                          20,869         24,098
    Prepaid expenses and other                                 3,009          2,909
                                                             -------        -------
       Total current assets                                   40,463         42,171

 Property and equipment, net                                  17,914         18,915

 Goodwill                                                     24,988         24,988
 Other assets, net                                             9,777          9,425

                                                             -------        -------
    Total Assets                                             $93,142        $95,499
                                                             =======        =======

                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Accounts payable                                         $ 7,557        $13,517
    Accrued expenses and other                                 5,106          6,626
    Line of credit                                            20,060             --
                                                             -------        -------
       Total current liabilities                              32,723         20,143

Noncurrent Liabilities:
    Line of credit                                                --         14,372
    Other non-current liabilities                              1,128          1,125
                                                             -------        -------
       Total noncurrent liabilities                            1,128         15,497

 Total shareholders' equity                                   59,291         59,859

                                                             -------        -------
    Total Liabilities and Shareholders' Equity               $93,142        $95,499
                                                             =======        =======


Note: these statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 2003